Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-07377) pertaining to the 1995 Stock Option Plans, in Registration Statement Form S-8 (No. 333-53400) pertaining to the Special Purpose Stock Option Plan, in Registration Statement Form S-8 (No. 333-73000) pertaining to the 2001 Employee Stock Purchase Plan, in Registration Statement Form S-8 (No. 333-73002) pertaining to the 2000 Stock Option Plan and in Registration Statement Form S-8 (No. 333-72998) pertaining to the 2001 Consultant Stock Purchase Plan of SPAR Group, Inc. and with respect to the December 31, 2005 consolidated financial statements of SPAR Group, Inc. included in the Annual Report (Form 10-K), for the year ended December 31, 2005 of as of our report dated 10 March 2006 with respect to the financial statements of SPAR Turkey, Ltd. as of December 31, 2005 and for the year then ended.


                           /s/ Gureli Yeminli Mali Musavirlik A.S.
                           an independent member of Baker Tilly International

Istanbul, Turkey
March 10, 2006